EXHIBIT 23.2

Consent of Independent Reserve Engineers

May 12, 2008

Mr. Martin Eden
Chief Financial Officer
Gran Tierra Energy Inc. (Gran Tierra)
300, 611 - 10th Ave, SW
Calgary, Alberta T23R 0B2
Canada

Gran Tierra Registration Statement:
Form S-8 (Reg. No. 333-146815)
Filed with the United States Securities Exchange Commission

Dear Mr. Eden:

As the independent reserve engineers for Gran Tierra Energy Inc. (Gran Tierra), Gaffney, Cline & Associates, Inc. (GCA) hereby confirms that it has granted and not withdrawn its consent to the incorporation by reference in Registration Statement No. 333-146815 on Form S-8 of GCA's review of Gran Tierra's reserves as of December 31, 2007 in the form and context disclosed by Gran Tierra in its Form 10-K/A, Amendment No. 1, submission filed with the United States Securities and Exchange Commission for the period ending December 31, 2007.
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Please do not hesitate to contact us if you have any questions.

Very Truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/ David K. Morgan

David K. Morgan
Senior Technical Manager